EXCLUSIVE SUPPLIER AGREEMENT

This Exclusive Supplier Agreement (the "Agreement") is made and entered into as of this 13th day of November, 2015 (the "Effective Date"), by and between Bemax Inc., a state of Nevada corporation, having its principal place of business at 625 Silver Oak Drive Dallas GA 30132  ("Supplier"), and Bethel Imports & Marketing Limited, a Province of Nairobi corporation having its  principal place of business at Wu YI Plaza 5th Floor Suite F15, Nairobi ("Customer"), with reference to the following facts:

 A. Customer operate and manage major distribution channels for Disposable Baby Diapers within South and the emerging East Africa markets.

B. Supplier is in the business of selling Disposable Baby Diapers including online sales, and providing related services for such use in retail operations, such as the operation of the ecommerce store.

C.  Customer desires to purchase from Supplier all private label Disposable Baby Diapers and related services necessary to manage and operate the distribution channels and Supplier desires to provide the foregoing to Customer on the terms and conditions set forth herein.

Based upon the foregoing, and in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby   acknowledged, Customer and Supplier (collectively, the "Parties") hereby agree as follows,

Exclusive Sale and Purchase. Customer and Supplier agree that so long Customer’s distribution operation of disposable baby diaper in South and emerging East African markets remains in effect, Customer shall purchase exclusively from Supplier, in accordance with the terms of this Agreement described below, all private label brands of Disposable Baby Diapers, including, without limitation, all various training, consulting, and support services (hereinafter "Services") necessary for Customer to operate and manage the distribution of supplier’s Disposable Baby Diaper. When Customer is in need of Disposable Baby Diapers or Services to be provided by Supplier under the terms of this agreement, Customer shall issue purchase order to Supplier specifying the type and amount of Disposable Baby Diaper, and Services to be purchased from Supplier. Such purchase orders shall be submitted to Supplier within a reasonable time prior to the time in which Customer will need to have the Disposable Baby Diapers distributed. During the term of this Agreement, Customer agrees that it will not purchase Disposable Baby Diapers or Services specified in this Agreement from any vendor, other than Supplier, unless Supplier consents in writing to such purchase.

     2.   Price and Taxes.

               a. Purchase Price. The purchase price for the Disposable Baby Diapers and Services shall be wholesale price + 20%  [Supplier's direct  wholesale price listing in effect at the time Customer issues a purchase order above Supplier's cost at the time
                   Customer issues a purchase order.

               b. Prices Exclusive of Installation and Other Charges. All prices are exclusive of
                   Services and related charges, shipping and insurance charges which shall be billed separately.  All related charges are subject to change due to Customer's failure to complete site readiness, non-standard site conditions, force majeure events or delays caused by Customer.  Customer agrees to pay all such additional charges as invoiced by Supplier.  Any such additional charges, as a result of a force majeure event, shall be pre-established and agreed to between the Parties prior to any supply or work performed.

               c. Prices Exclusive of Taxes. All prices are exclusive of sales, use, excise, and other taxes, duties or charges.  Unless Customer provides evidence of tax exempt status,
                   Customer shall pay, or upon receipt of invoice from Supplier shall reimburse,
                   Supplier for all such taxes or charges levied or imposed on Customer, or required to be collected by Supplier,  resulting  from this  transaction  or any part thereof.

               d. FOB and Insurance.  All prices are FOB unless instructed otherwise. Supplier may arrange for insurance and standard commercial shipping, the costs of which will be invoiced to Customer.

     2.1   Right to Modify Orders. Prior to delivery, Supplier reserves the right to make substitutions, modifications and improvements to the Disposable Baby Diapers, provided that such substitution, modification or improvement shall not diminish or materially affect the performance and quality of the Disposable Baby Diapers as they were originally  demonstrated to and agreed upon by Customer and Supplier.

     3.  Payment/Financing.  Unless otherwise agreed, invoice payment terms for all purchases made under this Agreement shall be net forty-five (45) calendar days on a per order basis and are subject to credit review by Supplier.  All payments shall be made to Supplier not later than the agreed number of days from date of invoice. Late payments shall result in the  assessment of a late charge equal to one and one-half  percent (1 1/2%) per month on any outstanding  balance,  or the maximum amount of interest chargeable by law whichever is less.

     4.   Equipment Warranty. Supplier's sole responsibility to Customer with respect to any
           Disposable Baby Diaper manufactured by a third party shall be to pass through to
           Customer such original manufacturer's available product warranty. The warranty provided by said third parties does not cover (i) any item of the Disposable Baby Diaper which has been altered or modified including any change,  addition, or improvement, and (ii) any damage, defects, malfunctions or service failures caused by:

               a. Purchase Price. The purchase price for the Disposable Baby Diapers and Services shall be wholesale price + 20%  [Supplier's direct  wholesale price listing in effect at the time Customer issues a purchase order above Supplier's cost at the time
                   Customer issues a purchase order.

               b. Prices Exclusive of Installation and Other Charges. All prices are exclusive of
                   Services and related charges, shipping and insurance charges which shall be billed separately.  All related charges are subject to change due to Customer's failure to complete site readiness, non-standard site conditions, force majeure events or delays caused by Customer.  Customer agrees to pay all such additional charges as invoiced by Supplier.  Any such additional charges, as a result of a force majeure event, shall be pre-established and agreed to between the Parties prior to any supply or work performed.

               c. Prices Exclusive of Taxes. All prices are exclusive of sales, use, excise, and other taxes, duties or charges.  Unless Customer provides evidence of tax exempt status,
                   Customer shall pay, or upon receipt of invoice from Supplier shall reimburse,
                   Supplier for all such taxes or charges levied or imposed on Customer, or required to be collected by Supplier,  resulting  from this  transaction  or any part thereof.

               d. FOB and Insurance.  All prices are FOB unless instructed otherwise. Supplier may arrange for insurance and standard commercial shipping, the costs of which will be invoiced to Customer.

     THIS WARRANTY CONSTITUTES SUPPLIER'S SOLE AND EXCLUSIVE WARRANTY WITH
     RESPECT TO DISPOSABLE BABY DIAPERS AND IS IN LIEU OF ANY OTHER WARRANTY, EXPRESS,
     IMPLIED OR STATUTORY INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS
     FOR A PARTICULAR PURPOSE.

     5.   Title and Risk of Loss.

               a. Date of Delivery.  Delivery of any of Supplier’s private label Disposable Baby Diaper shall be deemed complete when Customer acknowledges receipt of the Disposable
                   Baby Diapers by signature at time of delivery.  Title to, and risk of loss for, the
                   Disposable Baby Diapers sold or licensed under this Agreement shall pass to
                   Customer upon delivery as defined herein.

               b. Security Interest. As security for the full and prompt payment and performance when due of all  obligations of Customer to Supplier under this  Agreement,
                    Customer hereby grants to Supplier a security interest in all Disposable Baby Diaper supplied to Customer hereunder. Customer shall execute any notice or other documentation as may be reasonably requested by Supplier at any time in order to accomplish the intentions of this section.  This obligation shall include an obligation to execute any and all necessary  financing statements to perfect the security interest  herein  granted to Supplier as well as its ownership  interest,  if any, herein evidenced in order to perfect Supplier's  interest in the Disposable Baby Diapers and its rights to payment and performance by Customer under this  Agreement.  Supplier shall pay all expenses of filing any necessary financial  statements and documents with the appropriate public offices.

     6.   Training and Support Services.

               a. Training. Supplier will provide documents and manuals, to be utilized in the required training of Customer's employees in the use, marketing, and handling of Disposable Baby Diaper packs purchased under this Agreement.

               b. Company Trainers. Customer shall designate specific members of its staff as
                  "Company Trainers and Marketers."  Once fully trained and certified by Supplier,
                    Company Trainers will become the first resources to be contacted by Customer'
                    personnel who require assistance. Questions or problems that cannot be resolved by
                    Company Trainers will be referred to Supplier. Company Trainers may be required to attend refresher or re-certification training from time to time if necessitated by changes, expansion or improvements in said Disposable Baby Diaper. The Parties agree that training of the Customer's  "Trainers" shall commence on or about end of
                    2015. In situations where it is necessary for Supplier's personnel to travel in order to provide services for Customer, Customer agrees to pay all travel expenses for transportation, food and lodging.

     7.   Excusable Delay.  Supplier shall be excused from performance under the purchase order and not be liable to Customer for delay in performance attributable  in whole or in part to any cause  beyond its  reasonable control,  including  but not  limited  to,  action or inaction of any government,  war, civil disturbance, insurrection, sabotage, act of public  enemy, labor strike, difficulty or dispute, unpredictable failure or delay in delivery by Supplier's suppliers or subcontractors, transportation difficulties, shortage  of energy, materials, accident, fire, flood, storm or other act of God, or Customer' fault or negligence.  In the event of an excusable delay, Supplier shall make reasonable efforts to notify Customer of the nature and extent of such a delay and  Supplier will be entitled to a reasonable schedule extension. In the event a delay results from Customer's fault or negligence, Supplier will also be entitled to an equitable adjustment calculated on a time and materials  basis which shall be mutually agreed upon.

     8.  Change, Cancellation, and Termination.

               a. Cancel of Purchase Order. If Customer cancels a purchase order within thirty (30)
                   days prior to scheduled shipment date, Customer shall pay to Supplier a restocking fee of Twenty percent (20%) of the canceled purchase order. Supplier shall not assess any cancellation charges if Supplier cancels an order.

               b. Breach of Agreement.  In the event that either Party breaches any provision of this
                    Agreement, and fails to cure such breach within thirty (30) days after written notice from the other Party, the breaching Party shall be in default.

               c. Liability of Supplier.  Supplier's maximum liability and Customer's maximum recovery for any claim arising out of or in connection  with the sale of Disposable
                   Baby Diapers shall not in the aggregate  exceed  the  price  paid by  Customer  for such Disposable Baby Diapers hereunder.

     9.  Sale or Cessation of Customer's Business.  In the event of (i) a sale or other disposition of
          Customer's business, either by sale or other disposition of all or substantially all of its assets or the sale or other  disposition of all or a  majority of the stock/membership interests in Customer, or (ii) an assignment  or other conveyance of its Disposable Baby
          Diapers distribution channels in South and East Africa, Customer agrees that it will cause the transferee of the business or the assignee to assume Customer's obligations under this Agreement and no such transfer or assignment shall operate to release Customer from Customer's obligations under this Agreement without the prior written consent  of
            Supplier in Supplier's sole and absolute discretion. In the event of a liquidation or other cessation of Customer's business  (without sale or transfer of the  business), Customer shall give Supplier at least Three (3) months prior written notice of its intention to discontinue its business. Failure to comply with this Section 9. Shall constitute a material breach of this Agreement by Customer.

     10.  Assignment.  Neither Party may assign this Agreement in whole or in part without the prior written consent of the other Party. (It shall not be considered an "assignment" if either Party applies the contract to wholly owned subsidiaries, or, to other ventures in which they remain the controlling entity, provided, however that the forgoing shall not release such Party from or affect such  Party's  obligations under this Agreement.)

     11.  Term. This Agreement shall become effective on the date upon which the Party last signing below signs this Agreement and shall remain in effect for so long as the
             Supplier’s South and East Africa Disposable Baby Diapers Distribution channels remains in effect, unless otherwise  terminated  earlier pursuant to the terms of this Agreement or  terminated  earlier  by mutual  written  consent  of the  Parties. Furthermore, either
             Party may terminate this Agreement immediately in the event that the other Party has breached a provision of this Agreement and has failed to cure the breach within a reasonable time or in the event that the other Party shall become liquidated, dissolved, bankrupt or insolvent, or shall take any action to be so declared.

     12.  Miscellaneous.

               a. Entire Agreement. This Agreement and attached Exhibits constitute the entire agreement between Customer and Supplier with respect to the subject matter hereof and there are no representations, understandings or agreements which are not fully expressed in this Agreement.

               b. Cooperation. The Parties acknowledge and agree that successful completion of this
                    Agreement shall require the full and mutual good faith cooperation of each of the
                    Parties.

               c. Amendments. No amendment, change, waiver, or discharge hereof shall be valid unless in writing and signed by the Party against which such amendment, change waiver, or discharge is sought to be enforced.

d.	Nevada Law; Exclusive Jurisdiction and Venue. This Agreement shall be governed in all respects by the laws of the State of Nevada without regard to its conflict of laws provisions, and Corporation and Contractor agree that the sole and exclusive venue and jurisdiction for disputes arising from this Agreement shall be the appropriate state or federal court located in the State of Nevada, and Customer and Supplier hereby submit to the venue and jurisdiction of such courts.

e.	Notice. Any notice provided pursuant to this Agreement, if specified to be in writing, shall be in writing and shall be deemed given (i) if by hand delivery, upon receipt thereof, (ii) if by mail, three (5) business days after deposit in the United  States mails, postage prepaid, certified mail, return receipt requested, (iii) if by facsimile transmission, upon electronic confirmation thereof, (iv) if by electronic mail (e-mail),  upon electronic  confirmation thereof or (v) if by next day delivery service,  upon such delivery.  All notices shall be addressed as follows (or such other  address as either Party may in the future specify in writing to the other):

                     In the case of Supplier:                                In the case of Customer:

                    Attn:  Taiwo Aimasiko                                    Attn:  Abi Imbai
                    625 Silver Oak Drive                                       WU YI Plaza, 5th Floor, Suite F15
                   Dallas, Georgia 30132                                     Galana Road, Kilimani, Nairobi
                   Email: admin@bemaxinc.com                       Email: mb@viscus.com

f.	Waiver. The wavier or failure of either Party to exercise any right in any respect provided for herein shall not be deemed a waive of any further right hereunder.

g.	Interpretations. All references to "Business Days" shall mean all days excluding
Saturdays,  Sundays and legal holidays observed in the state of Nevada. All references to the masculine, feminine, neuter or singular shall also refer to the masculine, feminine, neuter or plural, where applicable.

               13. Severability.  If any section, portion, provision, paragraph, clause, sentence, language or word of this Agreement is determined to be invalid, illegal, void, voidable or unenforceable for any reason whatsoever, this Agreement shall be read as if it did not contain such section, portion, provision,  paragraph, clause sentence, language or word,  it is to that extent to be deemed  omitted,  and the balance of this Agreement shall remain enforceable.

               14. Counterparts.  This Agreement may be executed in several counterparts, including by means of facsimile signatures, all of which taken  together  shall  constitute  the entire agreement between the Parties hereto.

               15. Headings. The section headings used herein are for reference and convenience only and  shall not enter into the interpretation hereof.

               16.  Approvals and Similar Actions.  Unless otherwise provided herein, where agreement, approval, acceptance, consent or similar action by either Party hereto is required by any provision of this Agreement,  such action shall not be unreasonably delayed or withheld.

              17.  Attorneys' Fees. Each Party hereto shall be responsible for and shall pay for their own costs and attorneys' fees. Notwithstanding the foregoing, if either Party brings any action or proceeding, subsequent to the  execution  of this  Agreement, to interpret or enforce any provision hereof, the prevailing Party shall be entitled to reasonable fees and costs, including attorneys' fees.

               18.  Further Documents. Each Party agrees to perform any further acts and to execute and deliver any additional  documents which may be reasonably necessary to effectuate the provisions of this Agreement.

                         CUSTOMER:                                                                       SUPPLIER:

             Bethel Imports & Marketing Limited,                             Bemax Inc, Inc., a Nevada
             a Province of Nairobi Corporation                                   Corporation

            By/s/Abi Imbai                                                                      By/s/Taiwo Aimasiko
            Name: Abi Imbai                                                                   Name: Taiwo Aimasiko
            Title: President/Director                                                     Title: President/CEO